EXHIBIT 99.1

LIMITED BRANDS NAMES ERNST & YOUNG LLP
INDEPENDENT AUDITOR

Columbus, Ohio (April 7, 2003) — Limited Brands (NYSE: LTD) today announced that the Audit Committee of its Board of Directors has appointed Ernst & Young LLP as its independent auditor for the year ending January 31, 2004.

“Ernst & Young has assigned very capable resources who have deep experience with several of the world’s leading retailers. They will continue the company’s longstanding commitment to a thorough external audit that is risk-based and well integrated with the Company’s internal audit activities,” said Don Shackelford, Chairman of the Audit Committee.

As previously disclosed, on January 30, 2003, the Audit Committee determined to conduct a competitive evaluation of the capabilities of several accounting firms.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria’s Secret, Bath & Body Works, Express, Express Men’s (Structure), Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 4,028 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com.

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For further information, please contact:
Tom Katzenmeyer
Vice President, Communications and Investor Relations
Limited Brands
614-415-7555
www.Limitedbrands.com